Exhibit 32.1
CERTIFICATION
In connection with this Annual Report on Form 10-K of Corebridge Financial, Inc. (the “Company”) for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin Hogan, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 13, 2025

/S/ KEVIN HOGAN
Kevin Hogan
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.